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                                                                    EXHIBIT 99.1


                          ANNUAL REVENUE GROWTH TARGETS


                                          % GROWTH                           ENHANCED
                                        6/04 - 6/05    CURRENT PLATFORM     PLATFORM(1)
                                        -----------    -----------------    -----------
FITNESS MANAGEMENT                          2.4%             4% - 9%            4% - 9%
     Staffing Services                     (0.9)%            3% - 7%           3% - 7 %
     Programs & Consulting                 67.4%           20% - 30%          20% - 30%

HEALTH MANAGEMENT                          16.0%           11% - 18%          30% - 43%
     Staffing Services                     12.4%            7% - 11%          15% - 20%
     Programs & Consulting                200.0%          50% - 100%        200% - 300%

TOTAL REVENUE                               5.2%            6% - 11%          10% - 20%
     Staffing Services                      1.9%             4% - 8%           6% - 10%
     Programs & Consulting                 79.4%           27% - 46%          61% - 92%

                           ANNUAL GROSS PROFIT TARGETS
                            (AS A PERCENT OF REVENUE)

                    2003       2004       6 MOS       6 MOS      CURRENT    ENHANCED
                                           '04         '05      PLATFORM   PLATFORM(1)
                    ----       ----       -----       -----     --------   -----------

GROSS PROFIT        20.8%      25.7%(2)    25.3%       25.4%    25% - 27%     27% - 30%

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(1)      Growth targets assume that complimentary acquisitions or internal investments are made to broaden our health management capabilities.

(2) Gross profit enhancement attributed to J&J acquisition and increasing program sales.